Exhibit 10.1

Amendment of the 1996 Employee Stock Purchase Plan

WHEREAS, it is proposed that the Corporation amend its 1996 Employee Stock Purchase Plan (the “1996 Plan”) to include a holding period on the transfer of shares of the Corporation’s common stock acquired under the 1996 Plan; and

WHEREAS, the Board of Directors deems it advisable and in the best interest of the Corporation to amend the 1996 Plan to include a holding period on the transfer of shares acquired under the 1996 Plan;

NOW, THEREFORE, BE IT RESOLVED, that, by virtue and in exercise of the power reserved to the Board of Directors by Section XIII of the 1996 Plan, Section V of the 1996 Plan be, and hereby is, amended to add the following sentence at the end of the paragraph under the caption “TRANSFER OF SHARES” to read as follows:

“Notwithstanding the foregoing, subject to the terms of Section VII addressing a Participant’s termination of Employment or death, the full Shares purchased and delivered to the Custodian by the Company after August 15, 2009, shall be held in the Participant’s Custodial Account for a period of twelve (12) months immediately following the applicable Purchase Date and shall not be delivered to or disposed of by the Participant during such twelve (12) month holding period unless otherwise required by applicable law or to satisfy the Participant’s tax obligations under Section XIII, or unless otherwise determined by the Company consistent with the requirements of Section 423, and provided further, that the twelve (12) month holding period shall immediately expire upon the Participant’s death or upon the Participant’s termination of Employment for any reason.”

BE IT FURTHER RESOLVED, that Section VIII of the 1996 Plan be, and hereby is, amended by deleting the last sentence under the caption “INTEREST IN SHARES” in its entirety and replacing it with the following:

“After the purchase of Shares, the Participant shall be entitled to all rights of a stockholder of the Company, subject to the terms and provisions of this Plan.”

BE IT FURTHER RESOLVED, that Section XIII of the 1996 Plan be, and hereby is, amended to add the following sentence at the end of the paragraph under the caption “TAX WITHHOLDING” to read as follows:

“Notwithstanding any other provision of the Plan, the Company may retain from the Shares purchased and delivered to the

Custodian a sufficient number of Shares to satisfy any applicable federal, state, local or foreign tax withholding, including any or all income tax, social insurance contributions, payroll tax, payment on account or other tax-related withholding obligations attributable to the purchase of Shares under the Plan that the Employer determines is necessary and/or appropriate in its discretion.”